UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2010

Kentucky USA Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-141480	20-5750488
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Somerset Road, Suite 1, London, Kentucky 40741
(Address of principal executive offices) (Zip Code)

(606) 878-5987
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership

On October 3, 2010, we filed a voluntary petition for reorganization in the United States Bankruptcy Court, Western District of Kentucky, Bowling Green Division (the “Bankruptcy Court”), pursuant to Chapter 11 of Title 11 of the United States Code.  The protection of Chapter 11 is expected to allow us to reorganize our business operations and finances.  The case number assigned for our reorganization proceeding is 10-11532.

 We have retained bankruptcy counsel, Harned, Bachert & McGehee PSC (“HBM”), to represent us in the bankruptcy proceedings.

This filing follows a voluntary Chapter 11 filing made with the Bankruptcy Court on September 14, 2010 by our wholly owned operating subsidiary, KY USA Energy, Inc. (“KY USA Energy”) (Case No. 10-11424).  On October 6, 2010, HBM filed a motion with the Bankruptcy Court requesting joint administration of our case with that of KY USA Energy.

More information about our reorganization case may be obtained from the Clerk of the United States Bankruptcy Court for the Western District of Kentucky, whose office is located at 450 U.S. Courthouse, 601 W. Broadway, Louisville, Kentucky 40202.  The telephone number for the Clerk’s office is (502) 627-5700.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kentucky USA Energy, Inc.

Date: October 5, 2010	By:	/s/ Steven Eversole
Steven Eversole
Chief Executive Officer